Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Reports Strong Third Quarter Results

Messaging, mobile data continue to drive growth

TAMPA, Fla. – Nov. 2, 2010 – Syniverse Holdings, Inc. (NYSE:SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for third quarter 2010.

“Strengthening global business trends in combination with broad successes across our company, especially in the roaming and messaging lines of business, have resulted in an excellent third quarter for Syniverse,” said Tony Holcombe, President and CEO. “Mobile data use continues to rise across the globe, and we continue to experience strong organic growth across all parts of our messaging business.”

Syniverse cited strong results for the quarter:

•	Total revenue for third quarter 2010 was $166.9 million, a 43.0% increase compared to third quarter 2009.

•	Net revenue, which excludes off-network database queries, was $165.6 million, a 43.9% increase compared to third quarter 2009.

•	Net income attributable to Syniverse was $23.3 million or $0.33 per diluted share, 31.5% and 29.0% increases, respectively, compared to third quarter 2009.

•	Cash net income, a non-GAAP financial measure described below, was $36.4 million or $0.53 per diluted share, 29.1% and 27.3% increases, respectively, compared to third quarter 2009.

•	Adjusted EBITDA, a non-GAAP financial measure described below, was $70.7 million, a 26.2% increase compared to third quarter 2009.

•	Net cash provided by operating activities was $49.0 million in the third quarter 2010, a 49.3% increase compared to third quarter 2009.

•	Operating free cash flow, a non-GAAP financial measure described below, was $33.3 million in the third quarter 2010, a 24.5% increase compared to third quarter 2009.

David Hitchcock, Executive Vice President and CFO, said that execution throughout Syniverse continues to be strong.

“We have made very positive progress in the integration of our messaging acquisition of one year ago, and we believe that Syniverse now has in place the people, the products and the capacity to command a global leadership position in a messaging environment that presently shows no signs of slowing,” he said. “When you add in the success we’ve had with our IPX network solution, as well as the global growth mobile data usage, you can see that Syniverse is in a good position to end the year on a high note.”

Please refer to the information set forth at the end of this news release under the headings “Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures to GAAP” for an explanation of non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to GAAP financial measures.

Third Quarter 2010 Operating Segment Review: Segment revenue and operating income are summarized in the tables included with this press release.

Roaming Services

Roaming revenues were $83.8 million in the quarter, a 21.3% increase compared to third quarter 2009. Revenues were higher due primarily to a 25% increase in adjusted volumes in the roaming clearing house and from increases in the company’s Mobile Data Roaming service.

Messaging Services

Messaging revenues were $45.3 million compared to $5.2 million in the third quarter 2009. The increase was driven by our messaging acquisition, which contributed $39.0 million of revenue in the quarter.

Network Services

Network revenues, excluding Off-Network Database Queries of $1.3 million, were $34.4 million, a 5.4% decrease from third quarter 2009. This decrease is primarily due to certain customer migrations from our SS7 solutions, partially offset by increased volumes in our number portability products.

Recent Merger Agreement

As further described in the Form 8-K filed with the SEC on Monday, November 1, 2010, Syniverse has previously announced that it has entered into a definitive agreement to be acquired in a merger transaction for $31.00 per share in cash by an entity sponsored by The Carlyle Group.

Outlook

Because of the announcement that Syniverse had entered into a definitive agreement to be acquired, Syniverse will no longer provide or update financial guidance.

Third quarter 2010 Earnings Call

Syniverse will not be hosting a conference call to discuss these third-quarter results.

About Syniverse

Syniverse Technologies (NYSE:SVR) makes mobile work for more than 800 mobile operators, cable and Internet providers, and enterprises in over 160 countries. With unmatched expertise and more than 20 years simplifying the complexities of roaming, messaging and networking, Syniverse serves as the force at the center of the mobile communications universe, keeping people connected today and forging new connections for tomorrow. Nobody knows mobile like Syniverse. For more information, visit www.syniverse.com, follow Syniverse on Twitter or find Syniverse on Facebook.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the increasing usage of messaging and mobile data around the world; Syniverse’s strategic position; Syniverse’s integration of its acquired messaging business; and Syniverse’s belief of the value of Non-GAAP measures to its investors.

These forward-looking statements are based upon information presently available to the company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, as updated by Syniverse’s Quarterly Reports on Form 10-Q, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this news release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Syniverse Holdings, Inc. (the “Company”) will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also 4be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Syniverse Holdings, Inc., 8125 Highwoods Palm Way, Tampa, Florida 33647, attn: Corporate Secretary, or from the Company’s website, http://www.syniverse.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of stockholders, which was filed with the SEC on April 5, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

For more information:

Jim Huseby

Syniverse Investor Relations

+1 813.637.5000

Bobby Eagle

Syniverse Public Relations

+1 813.637.5050

bobby.eagle@syniverse.com

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues from external customers	$165,604	$115,110	$471,020	$334,567
Off-Network Database Queries	1,266	1,552	3,671	4,497

Total Revenues	166,870	116,662	474,691	339,064

Cost of operations	61,939	41,326	178,088	122,188

Gross Margin	104,931	75,336	296,603	216,876
Gross Margin %	62.9%	64.6%	62.5%	64.0%
Gross Margin % before Off-Network Database Queries	63.4%	65.4%	63.0%	64.8%

Sales and marketing	15,232	8,789	41,540	26,312
General and administrative	24,984	15,986	71,373	49,989
Depreciation and amortization	19,092	14,585	56,376	42,206

	121,247	80,686	347,377	240,695

Operating income	45,623	35,976	127,314	98,369

Other expense, net:
Interest expense, net	(6,908)	(7,026)	(20,512)	(21,636)
Other, net	1,870	(40)	2,674	1,094

	(5,038)	(7,066)	(17,838)	(20,542)

Income before provision for income taxes	40,585	28,910	109,476	77,827
Provision for income taxes	17,600	11,338	44,426	27,745

Net income	22,985	17,572	65,050	50,082
Net loss attributable to noncontrolling interest	357	172	916	225

Net income attributable to Syniverse Holdings, Inc.	$23,342	$17,744	$65,966	$50,307

Net income per common share:
Basic	$0.33	$0.26	$0.95	$0.73

Diluted	$0.33	$0.26	$0.94	$0.73

Weighted average common shares outstanding:
Basic	68,819	68,088	68,540	67,965

Diluted	69,280	68,303	68,913	68,078

Syniverse Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except share data)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash	$153,517	$91,934
Accounts receivable, net of allowances of $8,336 and $7,290, respectively	150,393	126,127
Prepaid and other current assets	40,312	20,813

Total current assets	344,222	238,874

Property and equipment, net	80,779	64,315
Capitalized software, net	65,563	75,249
Deferred costs, net	6,103	7,388
Goodwill	676,049	685,710
Identifiable intangibles, net	212,791	234,938
Other assets	3,989	3,250

Total assets	$1,389,496	$1,309,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,864	$8,020
Transition services payable	—	16,609
Accrued payroll and related benefits	22,969	9,832
Accrued interest	1,760	5,150
Accrued income taxes	—	1,468
Deferred revenues	6,300	6,197
Other accrued liabilities	32,987	32,042
Current portion of Term Note B	3,387	3,452

Total current liabilities	76,267	82,770
Long-term liabilities:
Deferred tax liabilities	108,700	87,254
7 3/4% senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	325,160	334,012
Other long-term liabilities	11,928	9,534

Total liabilities	697,055	688,570

Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 70,189,838 shares issued and 69,989,840 shares outstanding and 69,574,505 shares issued and 69,382,507 shares outstanding at September 30, 2010 and December 31, 2009, respectively	70	69
Additional paid-in capital	499,412	483,227
Retained earnings	215,548	149,582
Accumulated other comprehensive loss	(23,309)	(12,205)
Common stock held in treasury, at cost; 199,998 at September 30, 2010 and 191,998 at December 31, 2009	(15)	(15)

Total Syniverse Holdings, Inc. stockholders’ equity	691,706	620,658
Noncontrolling interest	735	496

Total equity	692,441	621,154

Total liabilities and stockholders’ equity	$1,389,496	$1,309,724

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities
Net income	$65,050	$50,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	57,661	43,499
Provision for uncollectible accounts	618	591
Deferred income tax expense	22,484	15,826
Stock-based compensation	9,399	5,288
Other, net	(57)	76
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(25,108)	(2,539)
Prepaids and other current assets	(19,334)	(6,081)
Accounts payable	14,303	(14,478)
Transition services payable	(16,609)	—
Other current liabilities	(2,832)	(12,139)
Other long-term assets and liabilities	879	2,951

Net cash provided by operating activities	106,454	83,076

Cash flows from investing activities
Capital expenditures	(43,680)	(27,027)
Acquisition, net of acquired cash	(497)	(3,099)

Net cash used in investing activities	(44,177)	(30,126)

Cash flows from financing activities
Principal payments on senior credit facility	(2,500)	(2,580)
Issuance of stock under employee stock purchase plan	1,132	415
Issuance of stock for stock options exercised	6,256	2,586
Minimum tax withholding on restricted stock awards	(601)	(295)
Capital contribution from noncontrolling interest in a joint venture	1,092	981

Net cash provided by financing activities	5,379	1,107

Effect of exchange rate changes on cash	(6,073)	(3,465)

Net increase in cash	61,583	50,592
Cash at beginning of period	91,934	165,605

Cash at end of period	$153,517	$216,197

Supplemental cash flow information
Interest paid	$22,627	$23,361
Income taxes paid	32,907	23,444

Syniverse Holdings, Inc.

Segment Results Supplemental Information (unaudited)

Segment results:	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change %	2010	2009	Change %
	(In thousands)			(In thousands)
Revenues:
Roaming services	$83,752	$69,066	21.3%	$222,680	$192,475	15.7%
Messaging services	45,265	5,231	765.3%	142,013	22,597	528.5%
Network services (1)	35,628	37,879	-5.9%	101,965	109,829	-7.2%
Corporate and Other	2,225	4,486	-50.4%	8,033	14,163	-43.3%

Consolidated revenue	$166,870	$116,662	43.0%	$474,691	$339,064	40.0%

Segment operating income (loss):
Roaming services	$53,847	$42,799	25.8%	$138,982	$116,377	19.4%
Messaging services	16,212	95	16965.3%	55,066	7,209	663.8%
Network services	9,235	14,022	-34.1%	28,218	38,214	-26.2%
Corporate and Other	(33,671)	(20,940)	60.8%	(94,952)	(63,431)	49.7%

Consolidated operating income	$45,623	$35,976	26.8%	$127,314	$98,369	29.4%

(1)

Includes Off-Network Database Query revenues of $1,266 and $1,552 for the three months ended September 30, 2010 and 2009, respectively, and $3,671 and $4,497 for the nine months ended September 30, 2010 and 2009, respectively.

Revenue by region:	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands)		(In thousands)
North America (U.S. and Canada)	$131,537	$81,527	$372,899	$241,467
Asia Pacific	9,293	9,447	28,184	28,317
Caribbean and Latin America (includes Mexico)	9,418	8,391	28,879	24,049
Europe, Middle East and Africa	15,356	15,745	41,058	40,734

Non-North American Revenue	34,067	33,583	98,121	93,100

Revenues excluding Off-Network Database Queries	165,604	115,110	471,020	334,567
Off-Network Database Queries (i)	1,266	1,552	3,671	4,497

Total Revenues	$166,870	$116,662	$474,691	$339,064

(i)	Off-Network Database Queries are not allocated to geograghic regions.

Syniverse Holdings, Inc.

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except share data and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation to adjusted EBITDA
Net income	$22,985	$17,572	$65,050	$50,082
Interest expense, net	6,908	7,026	20,512	21,636
Provision for income taxes	17,600	11,338	44,426	27,745
Depreciation and amortization	19,092	14,585	56,376	42,206
Non-cash stock compensation	3,407	2,273	9,399	5,288
BSG Wireless transition expenses	—	1,511	—	6,136
Messaging acquisition and integration expenses	758	1,756	2,556	1,756

Adjusted EBITDA	$70,750	$56,061	$198,319	$154,849

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation to cash net income
Net income	$22,985	$17,572	$65,050	$50,082
Add provision for income taxes	17,600	11,338	44,426	27,745

Income before provision for income taxes	40,585	28,910	109,476	77,827

Non-cash stock compensation	3,407	2,273	9,399	5,288
Purchase accounting amortization	9,102	7,020	27,387	20,728
BSG Wireless transition expenses	—	1,511	—	6,136
Messaging acquisition and integration expenses	758	1,756	2,556	1,756

Adjusted income before provision for income taxes	53,852	41,470	148,818	111,735

Less assumed provision for income taxes at 37.5%	(20,194)	(15,551)	(55,806)	(41,901)
Add cash savings of tax deductible goodwill(1)	2,775	2,301	8,328	6,903

Cash net income	$36,433	$28,220	$101,340	$76,737

Cash net income per share	$0.53	$0.41	$1.47	$1.13
Diluted shares outstanding	69,280	68,303	68,913	68,078

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation to operating free cash flow
Net cash provided by operating activities	$48,976	$32,802	$106,454	$83,076
Capital expenditures	(15,721)	(6,091)	(43,680)	(27,027)

Operating free cash flow	$33,255	$26,711	$62,774	$56,049

Non-GAAP Measures

Syniverse’s Adjusted EBITDA is determined by adding the following items to net income: interest expense, net, provision for income taxes, depreciation and amortization, non-cash stock compensation, and acquisition-related expenses, including transition and integration costs.

Syniverse’s cash net income is calculated by (i) adding the following items to net income: provision for income taxes, non-cash stock compensation, acquisition-related expenses, including transition and integration costs and purchase accounting amortization; (ii) adjusting the resulting pre-tax sum for a provision for income taxes at an assumed long-term tax rate of 37.5%, which excludes the effect of our net operating losses; and (iii) adding to that sum the cash benefit of our tax-deductible goodwill. The cash benefit is a result of the differing treatments of approximately $436 million of goodwill on our balance sheet, which primarily is the result of acquisitions that we made from Verizon in February 2002, IOS North America in September 2004 and VeriSign’s mobile messaging business in October 2009. Specifically, while this goodwill is not amortized for GAAP purposes, the amortization of goodwill is, nonetheless, deductible in calculating our taxable income and, hence, reduces actual cash tax liabilities.

Syniverse’s operating free cash flow is determined by subtracting capital expenditures from net cash provided by operating activities.

A reconciliation of net income, the closest GAAP financial measure, to Adjusted EBITDA and cash net income is presented in the financial tables above under the heading “Reconciliation of Non-GAAP Measures to GAAP.” A reconciliation of operating free cash flow to net cash provided by operating activities, the closest GAAP measure, also is presented in the financial tables above under the heading “Reconciliation of Non-GAAP Measures to GAAP.”

We present Adjusted EBITDA and operating free cash flow because we believe that Adjusted EBITDA and operating free cash flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and operating free cash flow as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and operating free cash flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and operating free cash flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We present cash net income and the related per-share amount because we believe it provides useful information regarding our operating results in addition to our GAAP measures. We believe that cash net income provides our investors with valuable insight into our profitability exclusive of certain adjustments. In addition, cash net income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on cash net income as the primary measure of Syniverse’s earnings exclusive of these certain non-cash charges.

We believe that the disclosure of Adjusted EBITDA, operating free cash flow and cash net income is useful to investors as these non-GAAP measures form the basis of how our management team reviews and considers our operating results. By disclosing these non-GAAP measures, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA, operating free cash flow and cash net income have limitations as analytical tools and should not be relied upon or considered in isolation or as a substitute for GAAP measures, such as net income, cash flows from operating activities and other consolidated income or other cash flows statement data prepared in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Because of these limitations, Adjusted EBITDA and operating free cash flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Cash net income also should not be considered as a replacement for, or a measure that should be used or analyzed in lieu of, net income. We attempt to compensate for these limitations by relying primarily upon our GAAP results and using Adjusted EBITDA, operating free cash flow and cash net income as supplemental information only.

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